UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55928 (Commission File Number)	81-2847976 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2020, Strategic Storage Trust IV, Inc. (the “Company”), through seven wholly-owned special purposes entities, entered into a $40.5 million CMBS financing with KeyBank National Association (“KeyBank”) as lender pursuant to a mortgage loan (the “CMBS Loan”). The proceeds of the CMBS Loan were used to pay down a portion of the Company’s existing revolving credit facility with KeyBank.

Please see Item 2.03 below for a description of the CMBS Loan. The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01, above, on January 31, 2020, the Company entered into a CMBS Loan with KeyBank. The CMBS Loan is secured by a first mortgage or deed of trust on each of seven properties owned by us. The loan has a maturity date of February 1, 2030. Monthly payments due under the loan agreement (the “CMBS Loan Agreement”) are interest-only, with the full principal amount becoming due and payable on the maturity date.

The amounts outstanding under the CMBS Loan bear interest at an annual fixed rate equal to 3.56%. Commencing two years after securitization, the CMBS Loan may be defeased in whole, but not in part, subject to certain conditions as set forth in the CMBS Loan Agreement.

The loan documents for the CMBS Loan contain: customary affirmative and negative covenants; agreements; representations; warranties and borrowing conditions; reserve requirements and events of default all as set forth in such loan documents. In addition, and pursuant to the terms of the limited recourse guaranty dated January 31, 2020 in favor of KeyBank, we serve as a non-recourse guarantor with respect to the CMBS Loan.

The information set forth above in this Item 2.03 does not purport to be complete and is qualified in its entirety by the full text of the documents attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.3, which are incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

10.1CMBS Loan Agreement, dated January 31, 2020, by and between the borrowers party thereto and KeyBank National Association

10.2CMBS Promissory Note, in the original principal amount of $40.5 million, by the borrowers listed thereto in favor of KeyBank National Association, dated January 31, 2020

10.3CMBS Guaranty Agreement, by Strategic Storage Trust IV, Inc. in favor of KeyBank National Association, dated January 31, 2020

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, Inc.

Date: January 31, 2020	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer